Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report on the financial statements of VANIQA Product Line of Women First HealthCare, Inc. dated August 13, 2004, in the Registration Statement (Form S-1) and related Prospectus of SkinMedica, Inc. for the registration of its common stock expected to be filed on or about April 27, 2005.

/s/    ERNST & YOUNG LLP

San Diego, California

April 25, 2005